Sub-Item 77Q1(a): Copies of Material Amendments to the Registrant's Declaration of Trust or By-laws

Amendment No. 99 dated October 12, 2017 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(100) to Post-Effective Amendment No. 629 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on October 13, 2017 (Accession
No. 0001193125-17-309812).

Amendment No. 100 dated December 13, 2017 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(101) to Post-Effective Amendment No. 634 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 15, 2017 (Accession No. 0001193125-17-370704).

Amendment No. 101 dated February 15, 2018 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(102) to Post-Effective Amendment No. 652 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2018 (Accession No. 0001193125-18-048580).
as amended (the "1940 Act").